Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Pre-effective Amendment No.1 to the Registration Statement on Form S-4 of Colonial Financial Services, Inc. of our report dated March 29, 2013, relating to the consolidated financial statements of Colonial Financial Services, Inc. as of December 31, 2012 and for the year then ended.

We also consent to the reference to us under the caption "Experts" in the Pre-effective Amendment No.1 to the Registration Statement on Form S-4.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
December 24, 2014